EXHIBIT 6

                                                                COMMERZBANK
                                                                      SECURITIES


                                   BASKET SC 1
                               LINEAR CALL OPTION
                 AMENDED NOTICE OF EXECUTION - NOVEMBER 26, 2002

We are pleased to confirm the execution of the following Transactions with you:

------------------------------- ------------------------------------------------
PARTY A (Seller):               Commerzbank AG (acting through its affiliate,
                                Commerzbank Capital Markets Corp.)
------------------------------- ------------------------------------------------
PARTY B (Buyer):                SC Fundamental Value Fund LP
------------------------------- ------------------------------------------------
TRADE DATE:                     November 26, 2002
------------------------------- ------------------------------------------------
REFERENCE SHARES:               Reference Amount of
------------------------------- ------------------------------------------------

                                REFERENCE AMOUNT OF SHARES                   TICKER            CUSIP
                                                   64,040                   CRD/A              224633206
                                                   52,480                   MIPSB              604567206
                                                   46,170                   MOLXA              608554200
                                                  430,420                   ESREE              SEDOL:2133089
------------------------------- ------------------------------------------------------------------------------
NOTIONAL AMOUNT                 NUMBER OF SHARES             TICKER      FORWARD PRICE         NOTIONAL AMOUNT
                                ------------------------------------------------------------------------------

                                      64,040                 CRD/A               $5.34         $341,973.60
                                      52,480                 MIPSB               $2.45         $128,576.00
                                      46,170                 MOLXA               $23.08        $1,065,603.60
                                      430,420                ESREE               $0.75         $322,815.00
                                                                                               -----------
                                TOTAL AMOUNT                                                   $1,858,968.20

------------------------------- ------------------------------------------------
EXCHANGE:                       NYSE & NASDAQ
------------------------------- ------------------------------------------------
OPTION STYLE:                   American after January 2, 2003.
------------------------------- ------------------------------------------------
OPTION TYPE                     Linear Call
------------------------------- ------------------------------------------------
REFERENCE PERIOD                53 Weeks
------------------------------- ------------------------------------------------
MATURITY DATE:                  The last business day in the Reference Period
------------------------------- ------------------------------------------------
STRIKE PRICE:                   The weighted average of the closing prices of
                                the Shares on the applicable Exchange on
                                the Trade Date.
------------------------------- ------------------------------------------------
KNOCKOUT LEVEL ("KO"):          95% of the Strike Price
------------------------------- ------------------------------------------------
REBATE PER SHARE:               52% of the Strike Price
------------------------------- ------------------------------------------------
INITIAL PREMIUM PER SHARE:      55% of the Strike Price
------------------------------- ------------------------------------------------
ACCRUAL RATE:                   3% of the Strike Price
--------------------------------------------------------------------------------
This document is not intended to represent the conclusive terms and conditions of any transaction, nor to notify you of any possible risks, direct or indirect, in undertaking such a transaction. Commerzbank Capital Markets Corporation, its agents and affiliates (collectively "Commerzbank") do not accept any duty to advise you as to its suitability or otherwise and is dealing with you exclusively on the basis that you have sufficient knowledge, experience and/or professional financial, tax, legal and other advice to undertake your own assessment thereof. Although the indicative information set forth above is reflective of the terms, as of the specified date, under which Commerzbank believes a transaction might be structured, no assurance can be given that such a transaction could in fact be executed at the levels indicated. Commerzbank and its affiliated companies may from time to time have long or short positions in the securities mentioned herein or in options or derivative instruments based thereon. This document may not be reproduced or distributed without Commerzbank's prior consent.

                                                               COMMERZBANK
                                                                     SEUCURITIES
------------------------------ ------------------------------------------------
PREMIUM PAYMENT DATE:           January 2, 2003
------------------------------ ------------------------------------------------
SETTLEMENT DATE:                One (1) Business Day following Maturity Date or
                                Exercise
------------------------------ ------------------------------------------------
KNOCK-OUT EVENT:                The value of the option falls below the
                                Knockout Level
------------------------------ ------------------------------------------------
MARKET VALUE:                   The price at which Party A unwinds its hedge
                                position with respect to the Shares
------------------------------------------------------------------
SETTLEMENT AMOUNT:              Should Party B Choose Cash Settlement: Provided
                                that a Knock-out Event does not occur during the Reference Period, Party A will pay an amount to Party B equal to:

                               [Initial Premium + (Market Value - Strike
                                Price) - Accrued Premium} * Notional Amount

                                Accrued Premium = #of days position is open/372
                                * Accrual Rate * Strike Price

                                Should Party B Choose to exercise the Linear
                                Call option and take physical delivery of all
                                of the Reference Amount of shares, Party B
                                shall pay to Party A the Notional Amount and
                                Party A shall pay to Party B the rebate and any
                                un-accrued premium.
------------------------------ ------------------------------------------------
RELATED TRANSACTION:            For the first 31 days Party B shall be a party
                                to a Forward Purchase Agreement pursuant to which (i) Party B shall be bound to sell and deliver (or cash settle) the Reference Amount of Shares at or below the Strike Price (the
                                "Forward Agreement"), (ii) the maturity
                                thereunder shall be no longer than the maturity of the Linear Call Option.

                                The proceeds from settlement of the Forward
                                Contract will be applied toward the premium
                                requirement for the Linear Call Option on the
                                Premium Payment Date and the balance will be
                                held by Party A in Party B's name in an
                                interest-bearing cash account, which may be
                                drawn upon by Party B to mark if the Linear
                                Call Option reaches the knockout level and
                                Party B chooses to mark the Linear Call Option
                                (by posting additional premium).
------------------------------ ------------------------------------------------
ADJUSTMENT & EARLY UNWIND:      Party B may choose to simultaneously unwind
                                both the Forward Contract and the Linear Call
                                Option at any point during the period
                                commencing on the Trade Date and ending
                                thirty-one (31) days thereafter and cash settle the Forward Contract and the Linear Call Option at prices determined by the Calculation Agent in its sole but reasonable discretion.
                                Settlement shall be the sixth (6th) Business
                                Day after such notice is provided. In the event that the Knockout Level is reached during the term of his Forward Agreement and Party B does not choose to mark the Linear Call Option, this Forward Agreement shall immediately terminate and cash settle at the price determined by the Calculation Agent at its sole but reasonable discretion.

                                Terms of trade will be adjusted to give effect to any corporate action, merger, insolvency or nationalization involving Issuer and the trade may be unwound early for the above reasons or if it becomes impracticable to freely trade in the underlying shares or otherwise to hedge Commerzbank's position.

                                                                COMMERZBANK
                                                                      SECURITIES
------------------------------ ------------------------------------------------
CALCULATION AGENT:              Commerzbank Capital Market Corp., acting on
                                behalf of Commerzbank AG (and its successor and
                                assigns).
------------------------------ ------------------------------------------------
DOCUMENTATION:                  Standard Commerzbank Linear Option master
                                agreement
------------------------------ ------------------------------------------------
TAX, LEGAL & REGULATORY
ISSUES:                         Party B has consulted appropriate outside
                                advisors regarding any relevant tax, legal or
                                regulatory issues relating to this transaction,
                                and is not relying on Commerzbank AG or any of
                                its Affiliates for such advice.
------------------------------ ------------------------------------------------
CONTACT:                        If you are interested in discussing the terms
                                of this indicative Term Sheet in more detail, please contact:

                                Name: Sothi Thillairajah
                                Tel: (212) 703-4657
                                e-mail: thillairajahs@cbmc.com
                                Fax: (212) 703-4050
-------------------------------------------------------------------------------

This document shall be deemed correct in all respects unless written notice of any inaccuracy is provided to us within 24 hours. Please confirm your agreement with and understanding of the foregoing by signing in the space provided below and returning this document as provided below:




Attention: Sothi Thillairajah
Fax No: 212 703 4050
Phone No: 212 703 4657



SC FUNDAMENTAL VALUE FUND, L.P.

By: SC Fundamental LLC
    General Partner



/s/ Neil H. Koffler
-------------------------
Signature of Party B
Neil H. Koffler, Member














                                       3